                                                                EXHIBIT 99.1


PSYCHIATRIC SOLUTIONS, INC.
PSI


CONTACT:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700


                  PSYCHIATRIC SOLUTIONS REPORTS FOURTH QUARTER
                       EARNINGS PER DILUTED SHARE OF $0.19

                          -----------------------------

                     REVENUES INCREASE 181% FOR THE QUARTER


Franklin, Tenn. (March 10, 2004) - Psychiatric Solutions, Inc. ("PSI") (Nasdaq:
PSYS) today announced financial results for the fourth quarter and year ended December 31, 2003. Revenue for the fourth quarter grew 181% to $100,653,000 from $35,838,000 for the fourth quarter of 2002. Net income available to common stockholders for the fourth quarter was $2,284,000 compared with $2,466,000 for the fourth quarter of 2002, while earnings per diluted share were $0.19 for the latest quarter compared with $0.30 for the fourth quarter of 2002. PSI's income tax rate was 38% for the fourth quarter of 2003, in contrast to the $1,028,000 tax benefit the Company received for the fourth quarter of 2002. There was a 63% increase between the comparable quarters in shares used in computing diluted per share amounts.

         PSI's fully taxed adjusted earnings per diluted share increased 46% for the fourth quarter of 2003 to $0.19 compared with $0.13 for the fourth quarter of 2002. Adjusted EBITDA for the fourth quarter of 2003 increased 224% to $11,842,000 from $3,658,000 for the fourth quarter of 2002. The adjusted results for each quarter exclude a loss on refinancing long-term debt and, for the fourth quarter of 2002, a loss on a change in the reserve on stockholder notes. For the fourth quarter of 2002, fully taxed adjusted earnings per diluted share assume an income tax rate of 38%. Please see pages 6 and 7 for a reconciliation of 1) fully taxed adjusted earnings per diluted share with earnings per diluted share and 2) adjusted EBITDA with net income, for fourth quarter and full-year 2003 and 2002.

         Revenue for 2003 increased 158% to $293,665,000 from $113,912,000 for
2002. Net income available to common stockholders was $4,405,000 for 2003 compared with $5,684,000 for 2002, while earnings per diluted share were $0.44 compared with $0.86. Fully taxed adjusted earnings per diluted share increased 56% to $0.75 for 2003 from $0.48 for 2002, on a 68% increase in shares used in computing diluted per share amounts. Adjusted EBITDA rose 183% to $34,807,000 from $12,307,000. The adjusted results for each year reflect a 38% income tax rate and exclude a loss on refinancing long-term debt and the effect of changes in the reserve on stockholder notes. In addition, adjusted results for 2003 exclude a loss from a change in valuation of put warrants.



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



PSYS Reports Fourth-Quarter Results
Page 2
March 10, 2004


         PSI successfully refinanced $12,128,000 through a loan insured by the Department of Housing and Urban Development ("HUD") in the fourth quarter, which resulted in a reduction in the interest rate of approximately 300 basis points. The Company has now refinanced approximately $23,000,000 through HUD at an average rate of 5.75%.

         "PSI's fourth-quarter financial results were consistent with the substantial profitable growth we achieved throughout 2003," remarked Joey Jacobs, Chairman, President and Chief Executive Officer of PSI. "Primarily reflecting our major acquisitions in early April and late June, PSI produced triple-digit comparable-quarter growth in revenue for the last three quarters of 2003 and in adjusted net income for each quarter of the year.

         "PSI's fourth-quarter results also reflected the acquisition of Alliance Health Center in early November. As a result of our acquisitions during 2003, we ended the year with more than 2,800 psychiatric inpatient beds, up four-fold from approximately 700 beds at the end of 2002. We also benefited from continued growth in same-facility revenue, which increased 4.0% for the fourth quarter, the fifth consecutive quarterly increase. This growth for the fourth quarter was primarily driven by a 3.0% increase in same-facility admissions and a 5.5% increase in same-facility patient days.

         "PSI strengthened its financial position during the fourth quarter through both internally generated cash flow from operations and through a stock offering that produced net proceeds to PSI of $49.5 million. At year end, we had $44.8 million in cash and cash equivalents, and our net debt at year end was less than 2.8 times annualized fourth-quarter adjusted EBITDA of $47.4 million. Subsequent to the end of the year, we completed a new, $50 million revolving line of credit. As a result, we have continued to evaluate additional acquisitions in a fragmented industry, with an objective of adding four to six inpatient psychiatric facilities annually.

         "As recently announced, we have completed the acquisitions of three additional facilities since the beginning of 2004, in two transactions that added over 350 beds. Consistent with our expansion strategies, we also remain confident of the organic growth potential of our existing business, both in our same-facility revenue base and in our newer operations. After integrating two relatively large acquisitions during 2003, we are focused on driving both economies of scale from revenue expansion during 2004 and increased operating efficiencies."

         Based on the Company's current business and its assumptions for 2004, PSI today affirms its established guidance for adjusted earnings per diluted share for 2004 in a range of $0.86 to $0.90, which excludes the previously announced charge that will be incurred in the first quarter as a result of PSI's terminating its prior asset-based credit facility.

         Mr. Jacobs concluded, "The foundation of our confidence in our prospects for profitable growth lies in the very tangible need for our services in a growing industry. We believe that the high quality care PSI provides will continue to differentiate it in the industry, even as its growth enhances its position as a low cost provider. We expect the combination of these strengths to produce added long-term shareholder value."



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


PSYS Reports Fourth-Quarter Results
Page 3
March 10, 2004


         PSI will hold a conference call to discuss this release tomorrow, at 10:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.psysolutions.com and clicking Investor Relations or by going to www.streetevents.com or www.fulldisclosure.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on April 10, 2004.

         This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional facilities on favorable terms; (2) the ability of PSI to improve the operations of acquired facilities; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (5) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state healthcare programs or managed care companies and exposure to claims and legal actions by patients and others; and
(6) potential difficulties in integrating the operations of PSI with recently acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission, including the factors listed in Amendment No. 2 to its Registration Statement on Form S-2 filed on December 18, 2003, under the caption "Risk Factors." PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 26 owned or leased freestanding psychiatric inpatient facilities with more than 3,200 beds. The Company also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within general acute care hospitals owned by others.



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



PSYS Reports Fourth-Quarter Results
Page 4
March 10, 2004


                           PSYCHIATRIC SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


                                                          THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                              DECEMBER 31,               DECEMBER 31,
                                                         ---------------------      ----------------------
                                                           2003        2002           2003         2002
                                                         ---------    --------       --------     --------
                                                                (UNAUDITED)

Revenue                                                  $ 100,653    $  35,838     $ 293,665     $ 113,912

Salaries, wages and employee benefits                       53,813       17,701       153,498        62,326
Professional fees                                           10,733        4,089        33,293        14,373
Supplies                                                     6,186        1,661        17,074         5,325
Rentals and leases                                           1,670          233         4,109           870
Other operating expenses                                    13,970        6,857        44,569        15,148
Provision for bad debts                                      2,439        1,643         6,315         3,681
Depreciation and amortization                                2,123          547         5,754         1,770
Interest expense                                             5,409        1,491        14,781         5,564
Loss on refinancing long-term debt                             113           86         4,856            86
Change in valuation of put warrants                             --           --           960            --
Change in reserve of stockholder notes                          --           92          (545)           92
                                                         ---------    ---------     ---------     ---------
                                                            96,456       34,400       284,664       109,235
                                                         ---------    ---------     ---------     ---------
Income from continuing operations before income taxes        4,197        1,438         9,001         4,677
Provision for (benefit from) income taxes                    1,594       (1,028)        3,785        (1,007)
                                                         ---------    ---------     ---------     ---------
Net income                                                   2,603        2,466         5,216         5,684
Accrued preferred dividends                                    319           --           811            --
                                                         ---------    ---------     ---------     ---------
Net income available to common stockholders              $   2,284    $   2,466     $   4,405     $   5,684
                                                         =========    =========     =========     =========

Basic earnings per share                                 $    0.26    $    0.32     $    0.53     $    0.93
                                                         =========    =========     =========     =========

Diluted earnings per share (1)                           $    0.19    $    0.30     $    0.44     $    0.86
                                                         =========    =========     =========     =========

Shares used in computing per share amounts:
     Basic                                                   8,943        7,706         8,370         6,111
     Diluted (2)                                            14,054        8,628        11,749         6,986




(1) Diluted earnings per share is increased by convertible interest of $81 for the fourth quarter of 2002 and $324 for 2002.

(2) Diluted weighted average shares outstanding includes the dilutive effect of convertible debt, stock options and warrants outstanding, if dilutive.




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


PSYS Reports Fourth-Quarter Results
Page 5
March 10, 2004



                           PSYCHIATRIC SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                  DECEMBER 31,
                                                             ---------------------
                                                                2003        2002
                                                             ---------    --------

                                     ASSETS
Current assets:
     Cash                                                     $ 44,832    $  2,392
     Accounts receivable, net                                   60,055      19,473
     Prepaids and other                                          8,529       2,219
                                                              --------    --------
Total current assets                                           113,416      24,084
Property and equipment, net                                    149,757      33,547
Cost in excess of net assets acquired                           68,970      28,822
Contracts, net                                                   2,850         607
Other assets                                                    13,642       3,078
                                                              --------    --------
Other assets                                                    16,492       3,685
                                                              --------    --------
Total assets                                                  $348,635    $ 90,138
                                                              ========    ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses                    $ 45,447    $ 14,645
     Revolving line of credit                                       --       5,383
     Current portion of long-term debt                           1,023       1,687
                                                              --------    --------
Total current liabilities                                       46,470      21,715
Long-term debt, less current portion                           173,980      36,752
Deferred tax liability and other liabilities                    11,541       1,122
                                                              --------    --------
Total liabilities                                              231,991      59,589

Series A convertible preferred stock                            25,316          --

Total stockholders' equity                                      91,328      30,549
                                                              --------    --------
Total liabilities and stockholders' equity                    $348,635    $ 90,138
                                                              ========    ========




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



PSYS Reports Fourth-Quarter Results
Page 6
March 10, 2004


                           PSYCHIATRIC SOLUTIONS, INC.
        RECONCILIATION OF FULLY TAXED ADJUSTED EARNINGS PER DILUTED SHARE
                         TO EARNINGS PER DILUTED SHARE
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                                             DECEMBER 31,              DECEMBER 31,
                                                         --------------------    ----------------------
                                                           2003        2002         2003         2002
                                                         --------    --------     --------     --------
Net income                                               $  2,603    $  2,466     $  5,216     $  5,684
Plus reconciling items:
   Provision (benefit) for income taxes                     1,594      (1,028)       3,785       (1,007)
                                                         --------    --------     --------     --------
   Income before income taxes                               4,197       1,438        9,001        4,677
   Loss on refinancing long-term debt                         113          86        4,856           86
   Change in valuation of put warrants                         --          --          960           --
   Change in reserve on stockholder notes                      --          92         (545)          92
                                                         --------    --------     --------     --------
       Adjusted income before income taxes                  4,310       1,616       14,272        4,855
   Provision for income taxes                               1,638         614        5,423        1,845
                                                         --------    --------     --------     --------
       Adjusted net income(a)                            $  2,672    $  1,002     $  8,849     $  3,010
                                                         ========    ========     ========     ========
Earnings per diluted share(b)                            $   0.19    $   0.29     $   0.44     $   0.86
                                                         ========    ========     ========     ========
Fully taxed adjusted earnings per diluted share(a)(b)    $   0.19    $   0.13     $   0.75     $   0.48
                                                         ========    ========     ========     ========
Diluted shares used in computing per share amounts:
   Earnings per share                                      14,054       8,628       11,749        6,986
   Fully taxed adjusted earnings per share                 14,054       8,628       11,749        6,986


(a) PSI believes its calculation of fully taxed adjusted earnings per diluted share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods, because it excludes items not related to the Company's core business operations and it is not influenced by fluctuations in the Company's stock price. Fully taxed adjusted earnings per diluted share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because fully taxed adjusted earnings per diluted share is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

(b) Reflects the add back of interest on convertible debt of $81 and $324 for the fourth quarter and full-year 2002, respectively.


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


PSYS Reports Fourth-Quarter Results
Page 7
March 10, 2004


                           PSYCHIATRIC SOLUTIONS, INC.
                 RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME
                                   (UNAUDITED)
                                 (IN THOUSANDS)



                                              THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                                  DECEMBER 31,             DECEMBER 31,
                                             --------------------     ---------------------
                                               2003        2002         2003         2002
                                             --------    --------     --------     --------
Net income                                   $  2,603    $  2,466     $  5,216     $  5,684
Provision (benefit) for income taxes            1,594      (1,028)       3,785       (1,007)
Interest expense                                5,409       1,491       14,781        5,564
Depreciation and amortization                   2,123         547        5,754        1,770
Non-cash stock compensation                        --           4           --          118
Other expenses:
   Loss on refinancing long-term debt             113          86        4,856           86
   Change in valuation of put warrants             --          --          960           --
   Change in reserve on stockholder notes          --          92         (545)          92
                                             --------    --------     --------     --------
       Total other expenses                       113         178        5,271          178
                                             --------    --------     --------     --------
Adjusted EBITDA(a)                           $ 11,842    $  3,658     $ 34,807     $ 12,307
                                             ========    ========     ========     ========


(a) Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss) before discontinued operations, interest expense (net of interest income), income taxes, depreciation, amortization, stock compensation and other items included in the caption above labeled "Other expenses". These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI's management relies on adjusted EBITDA as the primary measure to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review adjusted EBITDA to evaluate PSI's overall performance and to compare PSI's current operating results with corresponding periods and with other companies in the health care industry. You should not consider adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and is susceptible to varying calculations, it may not be comparable to similarly titled measures of other companies.



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


PSYS Reports Fourth-Quarter Results
Page 8
March 10, 2004


                           PSYCHIATRIC SOLUTIONS, INC.
                     OPERATING STATISTICS - OWNED FACILITIES
                                   (UNAUDITED)
                             (REVENUES IN THOUSANDS)


                                   THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                      DECEMBER 31,                      DECEMBER 31,
                                 --------------------       %       --------------------       %
                                   2003        2002        CHG.       2003        2002        CHG.
                                 --------    --------     ------    --------    --------     ------
SAME-FACILITY RESULTS:
   Revenues                      $ 26,491    $ 25,465        4.0%   $ 89,315    $ 81,930        9.0%
   Admissions                       4,197       4,075        3.0%     15,341      14,738        4.1%
   Patient days                    44,805      42,479        5.5%    155,701     145,575        7.0%
   Average length of stay(a)         10.7        10.4        2.4%       10.1         9.9        2.8%
   Revenue per patient day(b)    $    591    $    599       (1.4)%  $    574    $    563        1.9%
TOTAL FACILITY RESULTS:
   Revenues                      $ 77,830    $ 25,465      205.6%   $223,340    $ 81,930      172.6%
   Admissions                       8,237       4,075      102.1%     26,278      14,738       78.3%
   Patient days                   191,694      42,479      351.3%    525,055     145,575      260.7%
   Average length of stay(a)         23.3        10.4      124.0%       20.0         9.9      102.0%
   Revenue per patient day(b)    $    406    $    599      (32.2)%  $    425    $    563      (24.5)%


(a) Average length of stay is defined as patient days divided by admissions.

(b) Revenue per patient day is defined as owned facility revenues divided by patient days.


                                      -END-